EXHIBIT 32

CERTIFICATION
The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to our knowledge:

1.
The Annual Report on Form 10-K of Rayonier Advanced Materials Inc. (the "Company") for the period ended December 31, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
February 27, 2015

/s/ PAUL G. BOYNTON	/s/ FRANK A. RUPERTO
Paul G. Boynton	Frank A. Ruperto
Chairman, President and Chief Executive Officer	Chief Financial Officer and Senior Vice President, Finance and Strategy
Rayonier Advanced Materials Inc.	Rayonier Advanced Materials Inc.